Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company’s previously filed Registration Statements File No. 333-19425, File No. 333-60301 and File No. 333-50734.

/s/ BDO Seidman, LLP

Boston, Massachusetts
December 30, 2002